EXHIBIT 99.1

                        THE STATE CORPORATION COMMISSION
                             OF THE STATE OF KANSAS

Before Commissioners:                       John Wine, Chair
                                            Cynthia L. Claus
                                            Brian J. Moline

In the Matter of the Investigation of Actions of   )
Western Resources, Inc. to Separate its            )  Docket No. Ol-WSRE-949-GIE
Jurisdictional Electric Public Utility Business    )
from its Unregulated Businesses.                   )



                               SUPPLEMENTAL ORDER

         For the reasons stated below, the State Corporation Commission of the State of Kansas ("Commission") supplements the May 8, 2001 Order Initiating Investigation and declares that the Asset Allocation and Separation Agreement ("Asset Allocation Agreement") between Western Resources, Inc. ("WRY) and its affiliate, Westar Industries, Inc. ("Westar"), and amendments thereto, as contained in the S-l Registration Statement No. 333-47424 ("Registration Statement") pending before the Securities and Exchange Comrnission ("SEC"), is of no force and legal effect because WRI has not obtained Commission approval as required by Kansas law. Further, the Commission orders WRI and each subsidiary of WRI to take no action, directly or indirectly, that would increase the share of debt in the capital structure in the electric business of WRI ("Western Resources Electric Business" or "WREB"), including the sale of rights to purchase Westar common stock in the rights offering described in the Registration Statement. Finally, the Commission will hold a hearing on June
14, 200l at 9:00 a.m. on various matters relating to this order.

                          I. Introduction and Overview

         1. On May 8, 2001, the Commission entered its Order Initiating Investigation ("OII") into whether the participation by WRI and its affiliates in the transactions and relationships described in said order, and any other transactions or relationships which may emerge from the investigation, is consistent with Kansas law, including the statutory obligations of WREB (WRI's electric division, KPL, and its wholly-owned subsidiary KG&E) to provide efficient and reliable service to Kansas customers at just and reasonable rates. In the OII, the Commission described the public information concerning actions and plans of WRI to restructure the relationship between WRI's electric businesses and its unregulated businesses, including an allocation of debt and equity between WRI and Westar, and including a rights offering under which WRI's shareholders could purchase shares of Westar, that provided the factual basis to warrant such investigation. The Commission required WRI and Westar to file a verified statement explaining these transactions within 60 days from May 8,200l.

         2. On May 18, 2001, Westar filed Amendment No. 3 to the Registration Statement on Form S-l with the SEC. On the same date, WRI filed these documents with the Commission in accordance with the Commission's May 8, 200l Order Initiating Investigation. These documents contained a letter signed by Mr. Paul Geist, President of Westar, to the SEC. The Geist letter, written on behalf of Westar, requested the SEC to accelerate the effective date of its Registration Statement to May 21, 2001, so as to allow Westar to proceed immediately with its proposed rights offering. No reason or justification for the accelerated treatment was provided in the letter despite the pending Commission investigation.

         3. The rights offering incorporates an Asset Allocation and Separation Agreement ("Asset Allocation Agreement") between Westar and WRI, as more fully described in paragraph 4 of the OII. If WRI implements its Asset Allocation Agreement, WRI's capital structure would reflect substantially all of WRI's pre-restructuring debt, including debt incurred for private business ventures of WFU and not for purposes of acquisition of "used and useful" electric utility assets. The resulting capital structure for WREB may impair WRI's ability to provide sufficient and efficient electric service at just and reasonable rates and fulfill its public service duties and obligations to ratepayers.

         4. The Geist letter to the SEC evidences Westar's and WRI's intent to proceed with the proposed rights offering without regard to the outcome of the Commission's investigation and review process established in this docket, and without regard to the possible practical difficulties of restoring WRI's financial condition, particularly its capital structure, to its pre-restructuring state should the Commission ultimately determine that WRI's actions in the restructuring transactions are inconsistent with its public service duties and obligations to ratepayers.

        5. The concerns set forth in the OII, along with continuing problems in WRI's unregulated investment in Protection One as noted in said order, as well as the publicly stated intent to carry out structural changes regardless of the existing Commission order, require immediate action set forth herein to prevent irreparable harm to the public interest and safety.

         6. For the reasons discussed below, the Commission (a) declares that the Asset Allocation Agreement, and any amendments thereto, are of no legal effect unless and until approved by the Commission; and (b) prohibits WRI from causing Westar to complete the rights offering. The Commission will hold a hearing on June 12, 200l at 9:00 a.m. to (a) afford WRI the opportunity to explain why the requirements of this supplemental order should not be continued in effect, (b) consider whether the requirements of this supplemental order should be extended for an additional period of time or made permanent, and (c) receive from other interested persons recommendations on how the Commission should proceed with the investigation required in this docket.

II. The Asset Allocation Agreement Is of No Force and Legal Effect Because WRI Has not Obtained the Commission Approval Required by Kansas Statutes.

         7. On November 8, 2000, Westar and WRI entered into an Asset Allocation Agreement. On May 2,2001, Westar and WRI entered into Amendment 1 to Asset Allocation and Separation Agreement. The Asset Allocation Agreement is the mechanism which initiates WRI's plan to separate the unregulated investments of Westar from WREB, the traditional electric business, and to allocate debt and equity between the two companies according to a schedule attached to Asset Allocation Agreement.

         8. Under two separate statutory provisions, WFU had an obligation to obtain Commission approval before entering into the Asset Allocation Agreement. First, any transaction that constitutes a "contract or agreement with reference to or affecting" the certificate of convenience and necessity is not valid until it is approved by the Commission pursuant to K.S.A. 2000 Supp. 66-136. A reasonable capital structure is necessary to carry out a utility's obligation under its certificate of convenience and necessity. By substantially affecting WFUZB's capital structure, the Asset Allocation Agreement, and the rights offering, will affect WRI's ability to carry out the public utility responsibilities required by and associated with WREB's certificates of convenience.

        9. Second, because WRI holds more than 10 percent of Westar's stock, the relationship between the two companies is subject to the Commission's jurisdiction under K.S.A. 66-1401, et seq., for the purposes of that act. Any "management . . . contract" or similar agreement entered into between the affiliate and the public utility cannot be "effective" unless it is first filed with the Commission. Such contracts or agreements, after being filed, can be disapproved, upon investigation and hearing, if found by the Commission not to be in the public interest. K.S.A. 66-1402. The Asset 4 Allocation Agreement involves "affiliate interests" as defined by K.S.A. 66-1401(2), and is a transaction "other than ownership of stock and receipt of dividends thereon." Id. The Asset Allocation Agreement constitutes a "management" contract requiring advance approval under K. S.A. 66-1402.

         10. Neither of the parties to the Asset Allocation Agreement has filed it with the Commission as required by K.S.A. 66-1402. Accordingly, under K.S.A. 66-136 and 66-1402, the Commission declares that the Asset Allocation Agreement is of no force and legal effect. This declaration is without prejudice to the WRI's ability to seek approval from the Commission of an unexecuted agreement, or of an agreement which states explicitly that its effectiveness depends on Commission approval.

III. WRI May Take No Action, Directly or Through Any Subsidiary, That Would Increase the Share of Debt in WREB's Capital Structure.

         11. WREB's balance sheet represents a capital structure weighted heavily, if not exclusively, toward debt. See CURB Exhibit #7, admitted in Docket No. Ol-WSRE-436-RTS. It is far more common for the debt-equity ratio of a utility to be in the range of 50 percent to 60 percent.

         12. WREB's capital structure reached its present state of imbalance rapidly. As recently as of December 31, 1997, its debt-equity ratio was approximately 50 percent equity, 50 percent debt. See WRI Joint Proxy Statement received by the Commission on June 22,1999 at F-3. By September 30, 2000, WREB's debt-equity ratio was greater than 100 percent debt. See WRI's Response to Staff Data Request 168, Docket No. Ol-WSRE-436-RTS. The reduction in equity in WREB's capital 5 structure coincides with the injection of equity into WRI's subsidiary, Westar's predecessor, which was created in October 8, 1990.

         13. Excessive debt in a utility's capital structure endangers the utility's ability to serve customers effectively and economically. The contractual obligation to pay interest to bondholders can put pressure on the utility's ability to fund its operations. Indeed, the financial difficulties associated with a debt-heavy capital structure are recognized by WRI itself, by WRI's witness in the current rate case, Dr. Charles Cicchetti who has proposed that for purposes of establishing WREB's revenue requirement the Commission ignore the company's actual capital structure and instead substitute a hypothetical capital structure of 50 percent equity, 50 percent debt. See Prefiled Direct Testimony of Dr. Cicchetti, Docket No. Ol-WSRE-436-RTS at 27.

         14. K.S.A. 66-101 empowers the Commission to "supervise and control" the electric utilities doing business in Kansas, and to "do all things necessary and convenient for the exercise of such power, authority and jurisdiction." K.S.A. 66-101 (1992). K.S.A. 66-101h mandates close Commission oversight of "the condition of each electric public utility" and the "manner of its conduct and its management with reference to the public safety and convenience." K.S .A. 66-10 1 h (1992). Under K.S.A. 66- 101 d, the Commission may determine, after investigation and hearing, that a utility's act or practice adversely affects its ability to provide efficient and sufficient service at just and reasonable rates, and then substitute such act or practice after investigation and hearing. K.S.A. 2000 Supp. 66-101d. The Commission thus is empowered and obligated to act to prevent a utility from placing itself into a precarious financial condition so as to adversely affect its ability to carry out its public utility duties.

         15. Under K.S.A. 77-536 (1997), the Commission is empowered to take immediate action to protect the public interest. In this instance immediate, protective action is necessary because if the Registration Statement is declared effective by the SEC and the rights offering is completed by Westar before the Commission can complete its investigation and assure a reasonable capital structure for WREB, WRI will implement the Asset Allocation Agreement and WRI's shareholders will be able to exercise their rights to buy stock in Westar Industries. Such actions would leave WREB with an unusually debt-heavy capital structure, and consequently make restoration of an appropriate capital structure for WREB extremely difficult, for the reasons described in the next paragraph.

        16. Pursuant to these provisions, the Commission hereby finds that there is a distinct possibility that WREB's present capital structure is inconsistent with the public's safety and convenience, and adversely affects its ability to provide efficient and sufficient service at just and reasonable rates. The Commission further finds that if WRI's subsidiary, Westar, takes the actions described in the Registration Statement, there will be irreparable harm to WREB because it will be very difficult for WREB to re-establish the reasonable capital structure that existed before the recent conversion of a $350 million intercompany receivable into 14.4 million shares of WRI's common stock. This transaction resulted in Westar owning approximately 17 percent of WRI's outstanding common stock. If the rights offering proceeds as contemplated in the Registration Statement, it will create a class of minority public shareholders owning up to almost 15 percent of Westar's outstanding common stock. The existence of these public shareholders may restrict the Commission's ability to cause WRI to alter or reverse WRI's share issuance to Westar and restore a sound capital structure for WREB. Thus, the Commission must act immediately to prohibit the rights offering. 17. Accordingly, WFU shall, until the Commission orders or authorizes otherwise,

i. refrain, and cause its subsidiary Westar and each other subsidiary of WRI to refrain, from entering into any agreement which will, directly or indirectly, increase the share of debt in WREB's capital structure, including, without limitation, the rights offering; and

ii. ii. take no action, and cause its subsidiary Westar and each other subsidiary of WRI to take no action, including but not limited to, actions pursuant to any interaffiliate contract to which it is now a party, that would, directly or indirectly, increase the share of debt in WREB's capital structure, including, without limitation, the completion of the rights offering.

         18. The Commission will conduct a hearing on the above requirements on June 14,200 1, commencing at 9:00 a.m. The purposes of this hearing are to (a) afford WRI the opportunity to explain why the requirements of this supplemental order should not be continued in effect, (b) consider whether the requirements of this supplemental order should be extended for an additional period of time or made permanent, and (c) receive from other interested persons recommendations on how the Commission should proceed with the investigation required in this docket. To facilitate the June 14,200l hearing, the Commission will accept prefiled testimony on or before June 5,200l. The Commission urges all parties to cooperate in presenting their positions.

         19. WRImay file the Asset Allocation Agreement and any associated agreements, or any other restructuring proposal, for Commission approval. Any such filing shall be supported by prefiled testimony, and shall include a description of the ultimate capital structure which WREB will achieve, the specific steps it will take to achieve that structure, and a proposed schedule for taking those steps. While the Commission does not specify in this order required weightings for the elements of WREB's capital structure, the Commission expects that the ultimate capital structure for WREB will resemble, absent a showing of unusual circumstances, the capital structure that WREB had as of December 31, 1997.

         IT IS, THEREFORE, BY THE COMMISSION CONSIDERED AND ORDERED
THAT:

         (A) The May 8, 2001 Order Initiating Investigation is supplemented, as stated above.

         (B) WRI is directed to comply with the requirements, as set forth above. The failure to comply with the requirements of this order may result in the Commission entering default judgment against WRI pursuant to K.S.A. 77-520 or taking other appropriate actions necessary to enforce the Commission's orders, as permitted by law.

         (C) Notice is hereby given that a hearing shall be held at 9:00 a.m. on June 14,2001, in the First Floor Hearing Room at the Commission's Offices, 1500 S.W. Arrowhead Road, Topeka, Kansas, for the purposes discussed above. The Commissioners will preside.

         (D) This order is effective upon service. Any party may file a petition for reconsideration of this order within fifteen days of the date this order is served. If service is by mail, service is complete upon mailing and three days may be added to the above time.

         (E) This order shall be served upon counsel for WRI and Westar. The Commission records indicate that the general counsel of WRI and Westar is Richard D. Terrill, Western Resources, Inc., 818 Kansas Avenue, Topeka, Kansas, 66612.

         (F) The Commission retains jurisdiction over the subject matter and the parties for the purpose of entering such further order or orders as it may deem necessary.


BY THE COMMISSION IT IS SO ORDERED.

Wine, Chr.; Claus, Corn.; Moline, Comm.

Dated: May 22, 2001
                                                s/s Jeffrey S. Wagaman
                                      ------------------------------------------
                                                  Jeffrey S. Wagaman
                                                  Executive Director